Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-222072 and 333-279488 on Form S-8 of our report dated December 13, 2024, relating to the financial statements of Bright Scholar Education Holdings Limited appearing in this Annual Report on Form 20-F for the year ended August 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, China

December 13, 2024